SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        BRAKE HEADQUARTERS U.S.A., INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                        BRAKE HEADQUARTERS U.S.A., INC.

        ----------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 26, 1997
        ----------------------------------------------------------------

TO THE STOCKHOLDERS OF BRAKE HEADQUARTERS U.S.A., INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of Brake Headquarters U.S.A., Inc., a Delaware corporation (the "Company"), will be held on August 26, 1997, at the offices of the Company's attorneys, Snow Becker Krauss P.C., 605 Third Avenue, 25th Floor, New York, New York 10158, at 10:00 a.m. for the following purposes:

     1. To elect two Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1997.

     3. To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

     Only stockholders of record at the close of business on July 11, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                         By Order of the Board of Directors

                                         SANDRA ENDE
                                         SECRETARY

Long Island City, NY
July 29, 1997

                                   IMPORTANT:

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                        BRAKE HEADQUARTERS U.S.A., INC.
                             33-16 Woodside Avenue
                        Long Island City, New York 11101
                                 (718) 779-4800

                           -------------------------

                                PROXY STATEMENT
                           -------------------------

     The Board of Directors of Brake Headquarters U.S.A., Inc. (the "Company") presents this Proxy Statement and the enclosed proxy card to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held on August 26, 1997. The record date of this proxy solicitation is July 11, 1997. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors and to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1997. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any matters that may be brought before the Annual Meeting other than those listed on the Notice of the Annual Meeting.

     In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. A proxy may be revoked at any time before being voted by sending a new proxy bearing a later date or a revocation notice to the Company at the above address, attn: Secretary, or by notifying the Secretary of the Company at the Annual Meeting. The Company is soliciting these proxies and will pay the entire expense of solicitation, which will be made by use of the mails. This Proxy Statement is being mailed on or about July 29, 1997.

     The total number of shares of common stock, $.001 par value ("Common Stock"), of the Company outstanding as of July 11, 1997, was 4,362,731 shares. Each share of Common Stock has one vote. The affirmative vote by holders of a plurality of the votes represented at the Annual Meeting is required for the election of Directors. Only stockholders of record as of the close of business on July 11, 1997 will be entitled to vote at the Annual Meeting or any adjournments thereof. As the sole stockholder of the 1,000 shares of Series B Preferred Stock, which votes as a separate class, Joseph Ende, the Company's Chairman of the Board, has the exclusive right to elect a majority of the Company's Board of Directors until the earlier of the redemption date of March 31, 2001 or the reporting by the Company of at least $75 million in net sales for any year through December 31, 2000.

     The affirmative vote by a majority of the votes cast on the proposal to ratify the appointment of Deloitte & Touche LLP as the Company's auditors for the year ending December 31, 1997 is required. Each share of Common Stock has one vote and the Series B Preferred Stock will not vote on this proposal. Shares represented by proxies which are marked "abstain" with respect to such ratification will not be included in the vote totals on this proposal. All proxies will be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

     A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's principal office, 33-16 Woodside Avenue, Long Island City, NY 11101, during business hours, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder. Such list shall also be available at the Annual Meeting.

     The Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and the Proxy, the 1996 Annual Report to Stockholders including financial statements, are expected to be mailed commencing on or about July 29, 1997 to stockholders of record on July 11, 1997.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 11, 1997, the number of shares of the Company's outstanding Common Stock, $.001 par value, beneficially owned (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares, by each director, by each Named Executive Officer, and by all directors and officers as a group:

NAME AND ADDRESS                                                             AMOUNT AND NATURE         PERCENTAGE
OF BENEFICIAL OWNER                                                       BENEFICIAL OWNERSHIP (1)    OF CLASS (2)
--------------------                                                      ------------------------    -------------
Joseph Ende (3)........................................................            2,359,633(4)           51.9%
Sandra Ende (3)........................................................               40,000(5)            (9)
Marc J. Ruskin (3).....................................................                7,500(6)            (9)
Scott Osias (3)........................................................               21,500(7)            (9)
Officers and Directors as a Group (4 Persons)..........................            2,428,633(8)           53.5%

---------------

(1) Unless otherwise noted, the Company believes that all persons named in this table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this filing upon the exercise of warrants or options. Unless otherwise noted, each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(2) Based on 4,362,731 shares of Common Stock outstanding as of July 11, 1997.

(3) The address of this person is c/o the Company, 33-16 Woodside Avenue, Long Island City, New York 11101.

(4) Does not include (i) 40,000 shares owned of record by the Joseph and Sandra Ende Charitable Trust, of which Joseph and Sandra Ende are Trustees. Includes 210,000 shares issuable upon the exercise of currently exercisable options, but does not include an aggregate of 120,000 shares underlying options which are not currently exercisable or exercisable within the next 60 days.

    In March 1996, the Company amended its Certificate of Incorporation to authorize the issuance of 1,000 shares of Series B Preferred Stock to be held by Joseph Ende. As sole stockholder of the Series B Preferred Stock, which votes as a separate class, Mr. Ende has the exclusive right to elect a majority of the Company's Board of Directors until the earlier of the redemption date of March 31, 2001 or the reporting by the Company of at least $75 million in net sales for any year through December 31, 2000. See "Certain Relationships and Related Transactions."

(5) Includes 40,000 shares owned of record by the Joseph and Sandra Ende Charitable Trust, of which Joseph and Sandra Ende, husband and wife, are Trustees.

(6) Includes 7,500 shares of common stock issuable upon the exercise of currently exercisable options, but does not include 22,000 shares of common stock issuable upon the exercise of options which are not currently exercisable or exercisable within the next 60 days.

(7) Includes 11,500 shares of common stock issuable upon the exercise of currently exercisable options, but does not include 35,000 shares of common stock issuable upon the exercise of options which are not currently exercisable or exercisable within the next 60 days.

(8) Includes 229,000 shares issuable upon exercise of currently exercisable stock options, but does not include 177,000 shares of common stock which may be purchased pursuant to stock options which are not currently exercisable.

(9) Less than one percent of the issued and outstanding shares.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers, Directors and persons who own more than ten percent of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten percent Stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's copies of such forms received or written representations from certain reporting persons that no form 5's were required for those persons, the Company believes that, during the time period of August 1996 through December 31, 1996, all filing requirements applicable to its Officers, Directors and greater than ten percent beneficial owners were complied with.

                             ELECTION OF DIRECTORS

     The Directors to be elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies not marked to the contrary will be voted "FOR" the election to the Board of Directors of the following two persons, each of whom are incumbent Directors.

     The following table sets forth information concerning the nominees:

NAME                             AGE   POSITION
------------------------------   ---   ---------------------------------------------------
Joseph Ende                      49    Chairman of the Board, President and Chief
                                         Executive Officer
Sandra Ende                      44    Secretary and Director

     Joseph Ende has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since July 9, 1992. He has been the President and a Director of Sanyo Automotive Parts, Ltd. ("Sanyo Automotive") since its inception in June 1976. Mr. Ende is the husband of the Company's Secretary, Sandra Ende.

     Sandra Ende has been a Director of the Company since July 1992. She has been employed by Sanyo Automotive since its inception in June 1976 in various capacities including bookkeeper, Personnel Manager, Director of Marketing and Office Manager. Ms. Ende is the wife of the Company's President, Joseph Ende.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors held one meeting during 1996 and conducted other business by unanimous written consent. Each Director attended all Board meetings.

     All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors currently receive no cash compensation for serving on the Board of Directors. Officers are elected annually by the Board of Directors and, subject to existing employment agreements, serve at the discretion of the Board. The Company's Placement Agent, G-V Capital Corp., has the right at its discretion for a three-year period ending August 13, 1999 to designate either a member of the Board of Directors or an advisor to the Board.

                      INFORMATION ABOUT EXECUTIVE OFFICERS

     In addition to Joseph Ende, the Company's Chairman of the Board of Directors, President, and Chief Executive Officer and Sandra Ende, the Company's Secretary, the following individuals serve as executive officers of the Company:

     Scott Osias has been Vice President and Chief Operating Officer since April 1997 and thereto, was Vice President of Sales and Marketing of the Company from October 1992. Mr. Osias has been employed in the retail automotive industry for 23 years and was the principal owner and operator of Automotive Discount Centers, a 14 store retail automotive parts store chain in New York from 1973 to 1988. Prior to joining the Company, from 1988, Mr. Osias was General Manager of Prime Automotive Warehouse, a warehouse distribution automotive parts chain.

     Marc J. Ruskin, CPA, has been the Chief Financial Officer of the Company since August 1995. He has 19 years of financial experience, including a combined five years at Ernst & Young LLP and Deloitte & Touche LLP. From 1993 until he joined the Company, Mr. Ruskin was Vice President of Finance and Administration for the Nason Group LLC, a Connecticut company formed to purchase and develop real estate. From 1991 to 1993, Mr. Ruskin was the Chief Financial Officer of REBO Group Incorporated, a New York based international corporation specializing in the research, development and production of high definition television. Mr. Ruskin was Vice President of Finance and Administration of Kaufman Astoria Studios, a company specializing in film/television and real estate management, from 1982 to 1991. Mr. Ruskin holds an MBA from the University of Bridgeport.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during the years ended December 31, 1996, 1995 and 1994, by the Company's Chief Executive Officer, who was the Company's only executive officer ("Named Executive Officers") whose total compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                LONG TERM COMPENSATION
(A)                           ---------------------------------     -------------------------------
                              (B)         (C)            (D)           (E)               (F)
                                                                    ----------
                                                                      OTHER        ----------------
----------------------------------                                    ANNUAL          SECURITIES
         NAME AND             ----     ----------     ---------      COMPEN-          UNDERLYING
    PRINCIPAL POSITION        YEAR     SALARY ($)     BONUS ($)     SATION ($)     OPTIONS/SARS (#)
--------------------------    ----     ----------     ---------     ----------     ----------------
Joseph Ende,                  1996      $ 156,000        -0-(2)         -0-              30,000(1)
  Chief Executive             1995      $ 127,500        -0-(2)         -0-             180,000(2)
  Officer and Director        1994      $ 130,000        -0-            -0-(4)          120,000(5)

---------------

(1) On November 19, 1996, Mr. Ende was granted a non-qualified stock option under the Company's 1994 Stock Option Plan to purchase 30,000 shares of Common Stock at $5.25 per share expiring on November 18, 2001.

(2) The Board of Directors has the discretion to grant Mr. Ende a bonus of $50,000 for each of the six-month periods ending June 30 and December 31 during the three-year term of his employment agreement entered into on July 31, 1995, as amended, provided the Company reports operating income, but after payment of such bonus for the applicable six-month period. No bonus was issued for periods ended December 31, 1996 and December 31, 1995.

(3) On July 31, 1995, Mr. Ende was granted non-qualified stock options under the Company's 1995 Stock Option Plan, to purchase 180,000 shares of Common Stock at $3.00 per share expiring on July 30, 2000. See "Employee Stock Option Plans" and "Certain Relationships and Related Transactions," below.

(4) Excludes $2,314,000 non-cash compensatory expenses related to the release of escrow shares, the exercise of warrants, the conversion of preferred stock and the payment of dividends on preferred stock during 1994, pursuant to the terms of the Reverse Merger Agreement. See "Certain Relationships and Related Transactions," below.

(5) The Company cancelled 120,000 options, exercisable at $20 per share, previously granted to Joseph Ende, and re-granted such options to Mr. Ende at an exercise price of $2.50 per share. See "1994 Employee Stock Option Plans," below.

              INDIVIDUALIZED OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                       (F)
                                                                               -------------------
                                                                                    POTENTIAL
                                                                                   REALIZABLE
                                     (C)                                        VALUE AT ASSUMED
                                --------------                                   ANNUAL RATES OF
                    (B)           % OF TOTAL         (D)                              STOCK
                -----------     OPTIONS/SAR'S      --------        (E)         PRICE APPRECIATION
(A)                SAR'S          GRANTED TO       EXERCISE     ----------       FOR OPTION TERM
------------     OPTIONS/        EMPLOYEES IN       PRICE       EXPIRATION     -------------------
NAME            GRANTED (#)      FISCAL YEAR        ($/SH)         DATE        5% ($)      10% ($)
------------    -----------     --------------     --------     ----------     -------     -------
Joseph Ende        30,000             33%           $ 5.25       11/18/01      $43,500     $96,000

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY END OPTION/SAR VALUES

                                                    (D)                (E)
                                              ---------------     -------------
                                                 NUMBER OF          VALUE OF
                    (B)                         UNEXERCISED        UNEXERCISED
                ------------       (C)        OPTIONS/SARS AT     IN-THE- MONEY
(A)                SHARES        --------       FY-END (#)        OPTIONS/SARS
------------    ACQUIRED ON       VALUE        EXERCISABLE/       AT FY-END ($)
NAME            EXERCISE (#)     REALIZED      UNEXERCISABLE       EXERCISABLE
------------    ------------     --------     ---------------     -------------
Joseph Ende          -0-(1)         -0-       150,000/180,000       $ 742,500

EMPLOYMENT AGREEMENTS

     On July 31, 1995, the Company entered into a three-year employment agreement with Joseph Ende, the President and Chief Executive Officer of the Company. The agreement automatically renews for consecutive one-year periods unless terminated on thirty days' prior written notice by either party. In 1996, Mr. Ende received a base annual salary of $156,500. The Board of Directors has the discretion to grant Mr. Ende a performance bonus of $50,000 for each of the six-month periods ending June 30 and December 31 during the term of the agreement, provided the Company reports operating income, but after payment of such bonus for the applicable six-month period. Such bonus will not accrue in the event the income level is not met. Under the Agreement, Mr. Ende is also entitled to an automobile or a monthly allowance equal to the cost of leasing such automobile, and health and other benefits. Mr. Ende has agreed not to compete with the Company during the term of, and for a one-year period from the date of termination of, his employment with the Company.

     On April 10, 1997, the Company entered into a three-year employment agreement with Scott Osias, Vice President and Chief Operating Officer. The agreement automatically renews for one additional three-year period unless terminated on thirty days' prior written notice by either party. Under this agreement, Mr. Osias receives a base annual salary of $91,000, with a bonus to be determined by the Board of Directors. Mr. Osias has agreed not to compete with the Company during the term of, and for a period of six months from the date of termination of, his employment with the Company.

EMPLOYEE STOCK BONUS PLAN

     In April 1995, the Company adopted an Employee Stock Bonus Plan which enables all full-time permanent employees to purchase shares of Common Stock at 85% of its then fair market value through payroll deductions. There are 100,000 shares available for sale under such plan without limitation as to the number of shares which may be purchased by any employee. These shares may be newly-issued shares or which may be purchased by the Company in the open market. An aggregate of 8,701 shares have been purchased under such plan as of December 31, 1996. The 100,000 shares of Common Stock reserved and/or issued to date under this plan are registered for sale on the Company's Registration Statement on Form S-8, which became effective when filed with the Commission on September 27, 1996 (the "S-8").

EMPLOYEE STOCK OPTION PLANS

  1994 EMPLOYEE STOCK OPTION PLAN

     The Company has established the 1994 Employee Stock Option Plan (the "1994 Plan"). The 1994 Plan is intended to provide the employees, directors, independent contractors and consultants of the Company with an added incentive to continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. The 1994 Plan provides for the grant of options to qualified directors, employees (including officers), independent contractors and consultants of the Company to purchase an aggregate of 300,000 shares of Common Stock. Options to purchase no more than 120,000 shares of Common Stock may be granted to any one person in any two-year period. The 1994 Plan is currently administered by the Board of Directors. The Board determines, among other things, the persons to be granted options under the 1994 Plan, the number of shares subject to each option and the option price. The shares of Common Stock authorized under the 1994 Plan are registered for sale on the S-8.

     The 1994 Plan allows the Company to grant incentive stock options ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Code and Stock Appreciation Rights ("SARs"; collectively, with ISOs and NQSOs referred to as "Options") at any time within 10 years from the date the 1994 Plan was adopted. The exercise price of ISOs may not be less than the fair market value of the Common Stock on the date of grant, provided that the exercise price of ISOs granted to an optionee owning more than 10% of the outstanding Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant. In addition, the aggregate fair market value of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. Options may not have a term exceeding ten years, except that ISOs granted to an optionee owning more than 10% of the outstanding Common Stock may not have a term of more than five years and ISOs must be granted to, and exercised by, employees of the Company (including officers). Options are not transferable, except upon the death of the optionee. From the 1994 Plan's adoption until June 1, 1997, ISOs to purchase 300,000 shares of Common Stock have been granted (of which options to purchase 123,000 shares have been cancelled), and no NQSOs or SARs have been granted under the 1994 Plan. Options to purchase 32,000 shares of Common Stock remain reserved for grant under the 1994 Plan. The following chart sets forth in further detail, for options outstanding as of the date hereof, the amount of options granted, the options vested, the exercise price thereof, the number of options exercised and the expiration dates thereof.

# OF OPTIONS     # OPTIONS     # OPTIONS     EXERCISE     EXPIRATION
  GRANTED         VESTED       EXERCISED      PRICE          DATE
------------     ---------     ---------     --------     ----------
     9,000              0            0        $ 2.50        11/1/99
   120,000        120,000            0        $ 2.50       12/15/99
     6,000              0            0        $ 2.25         9/4/00
    24,000          8,000        8,000        $ 3.00        5/29/01
    45,000         45,000            0        $ 5.25       11/18/01
     2,000          2,000            0        $ 3.75       11/18/01
    20,000              0            0        $5.625       11/21/01
    30,000              0            0        $ 6.75        4/10/02
     9,000              0            0        $ 6.75        2/28/02
     3,000              0            0        $ 6.75        2/28/02

     Scott Osias, Vice President and Chief Operating Officer, was granted a stock option under the 1994 Plan to purchase 9,000 shares of Common Stock at $2.50 per share, which option became exercisable on a cumulative basis on January 1, 1997 to the extent of 4,000 shares; on January 1, 1998 for an additional 3,000 shares, and on January 1, 1999 an additional 2,000 shares. Mr. Osias was granted 7,500 options on November 19, 1996 which are exercisable at $5.25 per share. On April 10, 1997, Mr. Osias was granted ISOs to purchase 30,000 shares of Common Stock at $6.75 per share terminating on April 10, 2002. The option becomes exercisable on a cumulative basis in one-third increments on April 10, 1998, 1999, and 2000.

     In December 1994, the Company cancelled options to purchase 120,000 shares of Common Stock exercisable at $20 per share, previously granted to Joseph Ende under the 1994 Plan, and re-granted such options to Mr. Ende at an exercise price of $2.50 per share. Such options were re-granted because the Company's Board of Directors determined that such re-grant would provide a greater incentive to Mr. Ende. All 120,000 of such options are currently exercisable. An additional 30,000 options were granted on November 19, 1996 and are currently exercisable at $5.25 per share.

     Marc J. Ruskin, Chief Financial Officer, was granted a stock option under the 1994 Plan to purchase 6,000 shares of Common Stock at $2.25 per share, which option becomes exercisable on a cumulative basis on September 5, 1997 to the extent of 2,000 shares; on September 5, 1998 to the extent of an additional 2,000 shares, and the balance on September 5, 1999. An additional 24,000 options were granted at $3.00 on May 29, 1996. The options are exercisable at various dates beginning with 8,000 shares in May, 1997, which option was exercised. An additional 7,500 options were granted on November 19, 1996 and are currently exercisable at $5.25 per share.

  1995 EMPLOYEE STOCK OPTION PLAN

     In July 1995, the Company's Board of Directors adopted the 1995 Employee Stock Option Plan (the "1995 Plan"). The 1995 Plan provides for the grant of ISOs, NQSOs and SARs to purchase an aggregate of 300,000 shares of Common Stock. The provisions of the 1995 Plan are otherwise identical to the above-stated terms of the 1994 Plan.

     Since the adoption of the 1995 Plan, no ISOs or SARs have been granted, and NQSOs to purchase 180,000 shares of Common Stock have been granted and options to purchase 120,000 shares of Common Stock remain available for grant under the 1995 Plan. The following chart sets forth in further detail, as of the date hereof, the amount of the options granted, the options vested, the exercise price thereof, the number of options exercised and the expiration dates thereof.

# OF OPTIONS     # OPTIONS     # OPTIONS     EXERCISE     EXPIRATION
   GRANTED        VESTED       EXERCISED      PRICE          DATE
-------------    ---------     ---------     --------     ----------
   180,000         60,000          0          $ 3.00        7/30/00

     On July 31, 1995, Joseph Ende was granted NQSOs under the 1995 Plan to purchase 180,000 shares of Common Stock at $3.00 per share terminating on July 30, 2000. The option becomes exercisable on a cumulative basis in one-third increments on July 31, 1997, 1998 and 1999. The option will become immediately exercisable, in full, upon a change in control (as defined in the 1995 Plan) of the Company. See "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE, INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not have a compensation committee or another Board committee performing equivalent functions, and both members of the Board of Directors, consisting of Joseph Ende and Sandra Ende, participate in deliberations of the Board of Directors concerning executive compensation. There are no Board of Directors interlock relationships with respect to the Company.

COMPENSATION OF DIRECTORS

     Directors currently receive no cash compensation for serving on the Board of Directors.

PERFORMANCE GRAPHS

     The graphs below compare the performance of the Company's Common Stock with the performance of the Standard & Poor's Smallcap 600 Index and a Peer Group index, assuming a $100.00 investment made on January 1, 1993 when public trading of the Company's stock commenced. Cumulative return data assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.


                            TOTAL SHAREHOLDER RETURN
                             (DIVIDENDS REINVESTED)


                                                   ANNUAL RETURN PERCENTAGE
                                                          YEARS ENDING
Company Name/Index                             Dec93    Dec94    Dec95    Dec96
--------------------------------------------------------------------------------
BRAKE HEADQUARTERS USA INC                    -18.57   -92.98  1,000.00   190.91
S&P SMALLCAP 600 INDEX                         18.79    -4.77     29.96    21.32
PEER GROUP                                    -37.04     2.89    -13.45   -35.34


                                                    INDEXED RETURNS
                                                      YEARS ENDING
                                       Base
                                      Period
Company Name/Index                    2Jan93   Dec93    Dec94    Dec95    Dec96
--------------------------------------------------------------------------------
BRAKE HEADQUARTERS USA INC             100     81.43     5.71    62.86   182.86
S&P SMALLCAP 600 INDEX                 100    118.79   113.12   147.01   178.35
PEER GROUP                             100     62.96    64.78    56.07    36.25


Peer Group Companies
-------------------------------------------------------------------------------
AID AUTO STORES INC
HI-LO AUTOMOTIVE INC
JPE INC
NEWCOR INC
TRAK AUTO CORP
UNIVERSAL AUTOMOTIVE INDS

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as the Company's auditors and to audit the books of account and other records of the Company for the year ending December 31, 1997.

     Deloitte & Touche LLP has audited the Company's financial statements since December 31, 1995. They have no financial interest, either direct or indirect, in the Company. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

     Management recommends voting "FOR" the ratification of the appointment of the auditors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of December 31, 1996, Joseph Ende had personally guaranteed payment of up to an aggregate of $1,000,000 of the Company's indebtedness under one of its credit facilities. He also personally guarantees another line of credit to the extent the Company's equity falls below $4,250,000.

     In March 1996, the Company amended its Certificate of Incorporation to authorize 1,000 shares of Series B Preferred Stock, $.001 par value per share (the "Series B Preferred Stock"), all of which shares are held by Joseph Ende. See "Security Ownership of Certain Beneficial Owners and Management."

     In January 1995, Joseph Ende and two non-affiliated persons purchased all of the Brennan Trusts' shares in the Company, as the Company was without the funds to do so. Thus, as of January 1995 and at present, management has no knowledge that Robert E. Brennan, who never attempted to exercise any control over the Company, or the Brennan Trusts or any of Mr. Brennan's affiliates, holds any beneficial interest in the Company's securities.

     In connection with the Reverse Merger, Mr. Ende received 2,000,000 shares of Preferred Stock of the Company in exchange for existing debt of $507,500 owed by Sanyo Automotive to Mr. Ende. Under the terms of the Reverse Merger Agreement, the Preferred Stock was converted into 1,000,000 shares of Common Stock as of April 30, 1995, since the Company had revenues of at least $25,000,000 for fiscal 1994 and the Company had cumulative pre-tax operating income for the years ended December 31, 1992, 1993 and 1994 of at least $2,125,000.

     See "Executive Compensation -- Employment Agreements" for a description of the terms of current Employment Agreements between the Company and Joseph Ende, President, and Scott Osias, Vice President and Chief Operating Officer.

                             SHAREHOLDER PROPOSALS

     No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next Annual Meeting of Stockholders, will be submitted timely only if the proposal has been received at the Company's principal executive office no later than March 17, 1998. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next Annual Meeting of Stockholders, the proposal must be received at the Company's principal executive office a reasonable time before the solicitation of proxies for such meeting is made.

     Even if the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words with a supporting statement if the latter is required by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

EXPENSES

     The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and facsimile by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

REQUEST FOR ANNUAL REPORT ON FORM 10-K

     Copies of the Company's 1996 Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, including the financial statements, accompany these proxy materials. Additional copies of the Company's 1996 Annual Report can be obtained without charge by stockholders (including beneficial owners of Common Stock) upon written request to Sandra Ende, the Company's Secretary, Brake Headquarters U.S.A., Inc., 33-16 Woodside Avenue, Long Island City, N.Y. 11101. The Company's EDGAR filing may be found on the Worldwide Web at www.sec.gov.

                                         By Order of the Board of Directors

                                         SANDRA ENDE, SECRETARY

New York, New York
July 29, 1997

************************************************************************

                        BRAKE HEADQUARTERS U.S.A., INC.
P R O X Y

    The undersigned, a holder of Common Shares of Brake Headquarters U.S.A., Inc., a Delaware corporation (the "Company"), hereby appoints Joseph Ende and Sandra Ende, and each of them, the proxies of the undersigned, each with full power to appoint their substitutes, and hereby authorizes them to attend, represent and vote for the undersigned, all of the shares of the Company held of record by the undersigned on July 11, 1997, at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company's attorneys, Snow Becker Krauss P.C., 605 Third Avenue, 25th Floor, New York, New York 10158, at 10:00 a.m. (Eastern Standard Time), on August 26, 1997 and any adjournment(s) thereof, as follows:

    1. ELECTION OF DIRECTORS, AS PROVIDED IN THE COMPANY'S PROXY STATEMENT:

  M FOR ALL NOMINEES LISTED BELOW

  [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL THE NOMINEES LISTED BELOW

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT THE NOMINEE'S NAME BELOW)

                           JOSEPH ENDE / SANDRA ENDE

    2. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.

  [ ] FOR                             [ ] AGAINST                [ ]  ABSTAIN

                                (Continued Over)

                          (Continued from Other Side)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSAL 2 AND AS SUCH PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING. EACH MATTER ABOVE WAS PROPOSED BY THE BOARD OF DIRECTORS.

    The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated July 29, 1997 relating to the Annual Meeting and the 1996 Annual Report to Shareholders.
Date: ___________________________, 1997
                                              ----------------------------------

                                              ----------------------------------

                                              SIGNATURE(S) OF SHAREHOLDER(S) The
                                              signature(s) hereon should
                                              correspond exactly with the
                                              name(s) of the Shareholder(s)
                                              appearing on the Stock
                                              Certificate. If stock is jointly
                                              held, all joint owners should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If signer is a
                                              corporation, please sign the full
                                              corporate name, and give title of
                                              signing officer.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BRAKE HEADQUARTERS U.S.A., INC. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT YOU VOTE.